EXHIBIT 10.1
AMENDMENT
TO
SAPIENT CORPORATION
1998 STOCK INCENTIVE PLAN
     WHEREAS, Sapient Corporation (the “Company”) established the 1998 Stock Incentive Plan effective March 24, 1998 and on May 8, 1998 the shareholders of the Company voted to approve the Plan;
     WHEREAS, The Board of Directors of the Company delegated the administration of the Plan to the Compensation Committee of the Board of Directors (the “Committee”);
     WHEREAS, the Committee desires to amend the Plan to include a description of the Company’s discretion to provide for the payment of amounts in lieu of cash dividends or other cash distributions (i.e., a “dividend equivalent”) with respect to stock of the Company subject to an award under the Plan (other than a stock option or a stock appreciation right); and
     WHEREAS, Section 11(d) of the Plan reserves to the Company the right to amend the Plan.
     NOW, THEREFORE, the Plan is hereby amended, effective as of June 1, 2010, by adding a new Section 10(i) to read in its entirety as follows:
“The Board may provide for the payment of amounts (on terms and subject to conditions established by the Board) in lieu of cash dividends or other cash distributions with respect to Common Stock subject to an Award other than a Stock Option or a stock appreciation right. Any entitlement to dividend equivalents or similar entitlements may be settled in Common Stock if the Board so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. In addition, any amounts payable in respect of a Restricted Stock Award or restricted stock units may be subject to such limits or restrictions as the Board may impose.”
Executed this 1st day of June, 2010.

SAPIENT CORPORATION

/s/ Jane E. Owens Jane E. Owens
Senior Vice President, General Counsel
& Secretary